UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2006
MICROMED CARDIOVASCULAR, INC.

(Exact name of registrant specified in charter)

Delaware	000-51487	98-0228169

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8965 Interchange Drive
Houston, Texas 77054

(Address of principal executive offices) (Zip Code)
(713) 838-9210

(Registrant’s telephone number, including area code)
N/A

(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 28, 2006, MicroMed Cardiovascular, Inc. (the “Company”) entered into an Employment and Separation Agreement (the “Agreement”) with its sole executive officer, Travis E. Baugh, who is the Company’s Chief Executive Officer, President, Chief Financial Officer and a Director. Pursuant to the Agreement, Mr. Baugh resigned from all of his executive and director positions with the Company effective as of August 1, 2006 (the “Effective Date”). Mr. Baugh’s resignation was for personal reasons and not due to any disagreement with the Company.
Pursuant to the Agreement, Mr. Baugh will continue as an employee of the Company until the earlier of (i) the date a successor President and Chief Executive Officer of the Company is named or (ii) September 30, 2006 (the “Separation Date”). From the Effective Date until the Separation Date (the “Term”), Mr. Baugh will make himself available to the Company to provide advisory and other services to the Company and the Board of Directors. Mr. Baugh also agreed to make himself available for six months following the Separation Date to provide consulting services to the Company as reasonably requested by the Company in order to provide for an orderly transition for the successor(s) to Mr. Baugh.
According to the Agreement, the Company agreed to pay Mr. Baugh severance pay of $250,000, equal to one year’s severance, paid on a bi-weekly basis over the next 12 months in accordance with the Company’s normal payroll practices. Mr. Baugh will not be eligible for any new options. For his services until the Separation Date, Mr. Baugh’s base salary will remain unchanged and he will be entitled to reimbursement for reasonable expenses incurred in the performance of his duties.
The Board of Directors have appointed an Executive Committee of the Board, consisting of Todd Ficeto, Norwick Goodspeed and Clifford zur Nieden. The Executive Committee will collectively assume the responsibility for decision making until a successor to Mr. Baugh can be found.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On July 28, 2006, Mr. Baugh resigned from his executive and director positions with the Company effective August 1, 2006 pursuant to the terms and conditions of the Agreement, as disclosed in Item 1.01, above. The information set forth in Item 1.01 is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Separation Agreement entered into by and between the Company and Travis E. Baugh dated July 28, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.
Date: July 28, 2006	By:	/s/ Clarice Motter
Clarice Motter
Corporate Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Separation Agreement entered into by and between the Company and Travis E. Baugh dated July 28, 2006.